PROXY

                       J.P. MORGAN SELECT EQUITY PORTFOLIO

                                       OF
                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                November 12, 2004

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the J.P. Morgan Select Equity Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on November 12, 2004, at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

     1. To approve an Agreement and Plan of Reorganization whereby Capital Guardian U.S. Equity Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of J.P. Morgan Select Equity Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's J.P. Morgan Select Equity Portfolio.

   FOR  [   ]       AGAINST  [    ]        ABSTAIN  [    ]

     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                             Dated:                              , 2004
                                     ------------------------------


                                   Name of Insurance Company


                                   Name and Title of Authorized Officer


                                   Signature of Authorized Officer


J.P. MORGAN SELECT EQUITY
PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____


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                     2 EASY WAYS TO VOTE                                          MET INVESTORS SERIES TRUST
                                                                             J.P. MORGAN SELECT EQUITY PORTFOLIO
1.  Return this voting instruction form using the enclosed        22 Corporate Plaza Drive, Newport Beach, California 92660
    postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy                    VOTING INSTRUCTION FORM FOR THE
    Statement.                                                                 Special Meeting of Shareholders
                                                                                 November 12, 2004, 9:00 a.m.
***  CONTROL NUMBER:                           ***

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J.P. MORGAN SELECT EQUITY PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the J.P. Morgan Select Equity Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. Pacific Time on November 12, 2004, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged

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                                               Date ________________, 2004



                                                     PLEASE SIGN IN BOX BELOW




                                               Signature - Please sign exactly as your name appears at left.
                                               Joint owners each should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by authorized person.



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                            Please fold and detach card at perforation before mailing.



The Board of Trustees of the Trust has proposed the matter described below.




TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                                              FOR           AGAINST          ABSTAIN
To approve the Agreement and Plan of Reorganization with respect to the acquisition of J.P. Morgan Select Equity Portfolio, a series of the
Trust, by Capital Guardian U.S. Equity Portfolio, a series of the            [   ]          [   ]             [   ]
Metropolitan Series Fund, Inc.




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